                                                                    EXHIBIT 23.1


                         [Wipfli Ullrich Bertelson LLP
                           CPAs Consultants Advisors
                                  Letterhead]



                    CONSENT OF WIPFLI ULLRICH BERTELSON LLP


We consent to the incorporation by reference of our reports on the financial statements of F&M Bancorporation, Inc. (dated February 2, 1996) and Community State Bank (dated March 8, 1996) in this Registration Statement on Form S-4, and to the references to our firm under the heading "Experts" in the prospectus forming part of the Registration Statement.



                                       /s/ Wipfli Ullrich Bertelson LLP



October 1, 1996
Appleton, Wisconsin